EXHIBIT C

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Synthorx, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 20th day of December, 2018.

AVALON VENTURES X, L.P.		AVALON X SPV I, L.P.

By:	/s/ Tighe Reardon	By:	/s/ Tighe Reardon
	Name: Tighe Reardon		Name: Tighe Reardon
	Title: Authorized Signer		Title: Authorized Signer

AVALON VENTURES X GP LLC		AVALON VENTURES X SPV GP LLC

By:	/s/ Tighe Reardon	By:	/s/ Tighe Reardon
	Name: Tighe Reardon		Name: Tighe Reardon
	Title: Authorized Signer		Title: Authorized Signer

/s/ Kevin Kinsella	/s/ Stephen Tomlin
KEVIN KINSELLA	STEPHEN TOMLIN

/s/ Richard Levandov	/s/ Braden Bohmann
RICHARD LEVANDOV	BRADEN BOHMANN

/s/ Jay Lichter, Ph.D.	/s/ Tighe Reardon
JAY LICHTER, PH.D.	TIGHE REARDON